CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated December 28, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A 33-7497 and 811-4765) of Dreyfus Premier New York Municipal Bond Fund.








                                        ERNST & YOUNG LLP


New York, New York
March 15, 2002